EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-179333, No. 333-172047, No. 333-164918, No. 333-157126, No. 333-149111, No. 333-140468, No. 333-131848, No. 333-123606 and No. 333-112483) of MICROS Systems, Inc. of our report dated August 29, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

August 29, 2012